Exhibit 10.14

                                    AGREEMENT

            Agreement dated December 30, 1999 ("Agreement") among VANTAS Incorporated, a Nevada corporation ("VANTAS"), Reckson Service Industries, Inc., a Delaware corporation ("RSI"), and each of the individuals (collectively, the "Employees") listed as a signatory to this Agreement. Unless otherwise defined, capitalized terms shall have the meaning ascribed to such terms in the Exchange Agreements (as hereinafter defined).

                              W I T N E S S E T H :

            WHEREAS, each Employee is party to an agreement dated as of October 29, 1999 (collectively, the "Exchange Agreements" and each individually, an "Exchange Agreement") with VANTAS and RSI; and

            WHEREAS, the parties to the Exchange Agreements desire enter into this Agreement to resolve certain disagreements which have arisen under the Exchange Agreements upon the terms and conditions set forth below;

            NOW, THEREFORE, in consideration of the premises and the covenants, agreements and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Amount of Additional Compensation. The aggregate amount of the Additional Compensation for all purposes of the Exchange Agreements is Ten Million Eight Hundred Eighty-One Thousand Nine Hundred and Nine Dollars ($10,881,909.00). At the Exchange Closing, the Employees, in lieu of receiving the checks contemplated by the last sentence of Section 2(b) of their Exchange Agreements, shall, subject to the proviso contained in Section 3(a) and the provisions of Section 3(c) of their Exchange Agreements, have withheld the applicable taxes which need to be paid in connection with the Exchange Closing, which amount for all Employees is acknowledged by the Employees to be Ten Million Eight Hundred Eighty-One Thousand Nine Hundred and Nine Dollars ($10,881,909.00). Such amount shall be allocated to the Employees in the amount set forth opposite their names (the "Employee's Tax Share") on Schedule I attached hereto. With respect to each Employee, any tax liabilities of any kind in connection with the Exchange Closing which exceed such Employee's Tax Share shall be the sole responsibility of such Employee. Each of the Employees hereby covenants and agrees to indemnify and hold harmless each of VANTAS and RSI from and against any tax liability (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements related thereto) incurred by VANTAS or RSI or their respective affiliates relating to (i) the Exchange Closing in excess of his or her Employee's Tax Share and (ii) any loans made by VANTAS under the Program.

            2. Exchange Closing Deliveries. The Exchange Closing shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York at 11:00 a.m., (New York City time) on December 30, 1999. At the Exchange Closing, each Employee shall deliver to RSI that number of Exchange Securities set forth opposite his or her name on Schedule II attached hereto in exchange for that number of RSI Shares set forth opposite his or her name on Schedule II attached hereto. All Exchange Securities delivered by the Employees at the Exchange Closing shall be Option Shares.

            3. Remaining Exchange Closing. Notwithstanding anything to the contrary contained in the Exchange Agreements, with respect to the balance of each Employee's VANTAS securities not delivered to RSI at the Exchange Closing, which balances are set forth opposite such Employee's name on Schedule III attached hereto (the "Remaining Closing Securities"), each Employee shall exchange at the Remaining Exchange Closing (as hereinafter defined) his or her Remaining Closing Securities for the number of RSI Shares not delivered at the Exchange Closing (the "Remaining RSI Shares") in the amounts set forth opposite his or her name on Schedule III attached hereto. The closing for such exchange ("Remaining Exchange Closing") shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York at the earlier of five (5) business days of receipt by RSI of a written notice to close issued by all of the Employees who have not yet engaged in a Remaining Exchange Closing (which written notice shall in no event be delivered prior to January 1, 2000 nor later than June 30, 2000) or five (5) business days after June 30, 2000 in which event RSI will close with all Employees who have delivered notice to close and with such other Employees as RSI shall determine; provided, however, that if at any time during the period commencing on January 1, 2000 and terminating on June 30, 2000, any of four (4) or more of the Employees shall have delivered written notice to RSI to close with such Employees, then RSI shall engage in a Remaining Exchange Closing with such Employees no later than five (5) business days after receipt of such notice. In the event that any Employee shall fail to engage in a Remaining Exchange Closing by June 30, 2000, RSI shall have the right, but not the obligation, upon five (5) business days' written notice to the Employee, to require the Employee to make arrangements to pay the requisite taxes and to exchange his or her Remaining Closing Securities for the Remaining RSI Shares or, in the alternative, at any time after June 30, 2000, declare the Exchange Agreement for such Employee and this Agreement as it relates to such Employee to be deemed to have been fully performed on the part of VANTAS and RSI for all purposes. Notwithstanding anything to the contrary contained in the Exchange Agreements, the Remaining Closing Securities do not need to be Option Shares and shall consist of Employee Securities selected by the Employee in his or her sole discretion. Each Employee hereby covenants and agrees that, at or prior to the effective time of his or her Remaining Exchange Closing, he or she shall have paid the total dollar amount of the tax liability associated with his or her exchange of Remaining Closing Securities for Remaining RSI Shares; provided, however, that such obligation shall not extend to any capital gains tax liability personal to such Employee and which the Employee covenants to pay when due. RSI shall have no obligation to exchange the Remaining RSI Shares for the Remaining Closing Securities of any Employee, unless such Employee shall have made the payment contemplated by the immediately preceding sentence. Each of the Employees hereby covenants and agrees to indemnify and hold harmless each of VANTAS and RSI from and against any tax liability (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements related thereto) incurred by VANTAS or RSI or their respective affiliates relating to the exchange of his or her Remaining Closing Securities for Remaining RSI Shares.

            4. Remaining Exchange Closing Procedures. At each Remaining Exchange Closing, (i) RSI shall deliver to the Employee participating therein the stock certificates evidencing the Remaining RSI Shares registered in the name of such Employee and (ii) the Employee participating therein shall deliver to RSI the stock certificate(s) evidencing the Remaining Closing Securities, duly endorsed in blank or accompanied by stock powers duly executed in blank in proper form for transfer and with all required stock transfer stamps attached, free and clear of any title defect, objection, security interest, pledge, encumbrance, mortgage, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Liens"), other than those Liens, if any, existing under the Stockholders' Agreement.

            5. Non-Applicability of Preemptive Right. Each of the Employees hereby irrevocably acknowledges and agrees that the preemptive right provisions contained in Section 7.1 of the Stockholders' Agreement do not apply to the financing transaction VANTAS will engage in to raise the Additional Compensation amount covered by Section 1 hereof.

            6. Miscellaneous.

            (a) Each of the parties hereto hereby acknowledges and agrees that the usage of the term "Exchange Closing" herein and in the Exchange Agreements shall mean the closing referenced in Section 2 hereof as the "Exchange Closing" occurring on December 30, 1999 and not the Remaining Exchange Closing. Accordingly, and without limitation, the provisions contained in Sections 2(d) and 2(f) of the Exchange Agreement to which David W. Beale is a signatory shall become effective and otherwise operative immediately upon consummation of the Exchange Closing. This Agreement and the Exchange Agreements contain, and are intended as, a complete statement of all of the terms of the arrangements and understandings among the parties with respect to the matters provided for herein and therein, and supersede any previous agreements and understandings among the parties with respect to those matters. No Employee has relied on any statement, promise or understanding not expressly set forth in this Agreement, the Exchange Agreements or the VANTAS Incorporated Employee Loan Plan. Except as expressly modified by this Agreement, all of the terms and conditions of the Exchange Agreement shall remain in full force and effect. As a result of this Agreement, all parties hereto irrevocably acknowledge and agree that each Exchange Agreement is being fully and duly performed in accordance with all of its terms and conditions. In the event of any inconsistency between the terms of this Agreement and the Exchange Agreements, this Agreement shall prevail.

            (b) This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of law. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation or other proceeding shall be entitled to its reasonable attorneys' fees, costs and expenses in connection therewith.

            (c) All notices and other communications under this Agreement shall be in writing and shall be hand delivered, mailed by registered or certified mail, return receipt requested (with a copy simultaneously by ordinary mail), or recognized overnight delivery service to the parties in the manner and with the effect provided for in the Exchange Agreements.

            (d) No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. The failure of a party at any time or times to require performance of any provision hereof shall in no manner be deemed to affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement.

            (e) This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The rights and obligations of any party hereto may not be assigned or transferred without the prior written consent of the other parties hereto.

            (f) From and after the date hereof, each of the parties hereto agrees to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

            (g) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires.

            (h) Time shall be of the essence with respect to all notices required to be given, all payments and other deliveries required to be made and all conditions required to be satisfied under this Agreement.

            (i) The obligations of the Employees hereunder are not joint but rather are several as to themselves.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused the execution and delivery of, this Agreement on the date first written above.

                                   VANTAS INCORPORATED

                                   By: /s/ David W. Beale
                                      ----------------------------------
                                        Name: David W. Beale
                                        Title: Chief Executive Officer


                                   RECKSON SERVICE INDUSTRIES, INC.

                                   By: /s/ Jason Barnett
                                      ----------------------------------
                                        Name: Jason Barnett
                                        Title: Executive Vice President


                                   /s/ David W. Beale
                                   -------------------------------------
                                   David W. Beale


                                   /s/ Alan M. Langer
                                   -------------------------------------
                                   Alan M. Langer


                                   /s/ Kelly G. Besecker
                                   -------------------------------------
                                   Kelly G. Besecker


                                   /s/ Laura Kozelouzek
                                   -------------------------------------
                                   Laura Kozelouzek


                                   /s/ Edward M. Caravalho
                                   -------------------------------------
                                   Edward M. Caravalho


                                   /s/ Linda V.B. Harris
                                   -------------------------------------
                                   Linda V.B. Harris


                                   /s/ Bonnie L. Deininger
                                   -------------------------------------
                                   Bonnie L. Deininger


                                   /s/ Mitchell Barry Knecht
                                   -------------------------------------
                                   Mitchell Barry Knecht


                                   /s/ Carol Whalin
                                   -------------------------------------
                                   Carol Whalin

                                   SCHEDULE I

Employee                                    Additional Compensation Amount

David W. Beale                                     $ 7,789,418
Alan M. Langer                                       1,343,987
Kelly G. Besecker                                      451,808
Laura Kozelouzek                                       744,025
Edward M. Caravalho                                     90,272
Linda V. B. Harris                                     135,689
Bonnie L. Deininger                                    148,710
Mitchell Barry Knecht                                       --
Carol Whalin                                           178,000
                                                   -----------
                                                   $10,881,909

                                   SCHEDULE II

Employee                            Exchange Securities             RSI Shares

David W. Beale                              408,955                   157,316
Alan M. Langer                               71,756                    27,603
Kelly G. Besecker                            23,392                     8,998
Laura Kozelouzek                             34,822                    13,395
Edward M. Caravalho                           4,819                     1,854
Linda V. B. Harris                            6,602                     2,540
Bonnie L. Deininger                           8,106                     3,118
Mitchell Barry Knecht                            -                         -
Carol Whalin                                  9,542                     3,671
                                          ---------                 ---------
                                            567,994                   218,495

                                 SCHEDULE III

                                         Remaining                 Remaining
Employee                            Closing Securities             RSI Shares

David W. Beale                              385,641                 149,448
Alan M. Langer                               67,666                  28,825
Kelly G. Besecker                            22,058                   6,837
Laura Kozelouzek                             32,836                  12,042
Edward M. Caravalho                           4,544                   1,884
Linda V. B. Harris                            6,226                   2,477
Bonnie L. Deininger                           7,644                   2,432
Mitchell Barry Knecht                        10,800                   4,099
Carol Whalin                                  8,998                   2,149
                                          ---------                ---------
                                            546,413                 210,193